Exhibit 99.1

FLUIDIGM COMPLETES ACQUISITION OF DVS SCIENCES

High-Parameter Single-Cell Protein Analysis Platform Joins With Industry-Leading Single-Cell Genomics Platforms

SOUTH SAN FRANCISCO and SUNNYVALE, Calif., Feb. 13, 2014 – Fluidigm Corp. (NASDAQ: FLDM) today announced it has completed its acquisition of DVS Sciences, Inc. With the closing of the acquisition, Fluidigm adds a high-parameter single-cell protein analysis platform to its industry-leading single-cell genomics platforms to create a comprehensive portfolio of advanced technologies serving the rapidly growing single-cell genomics and proteomics markets.

DVS’s principal product is the CyTOF® 2 Mass Cytometer, which analyzes antibody/metal complexes using atomic mass spectrometry. The technology enables high-parameter single-cell protein analysis for applications in biological research. Several members of DVS’s management, operations and research and development teams – including co-founders Scott Tanner, Dmitry Bandura, and Vladimir Baranov – are joining Fluidigm to drive the integration of the organizations and support the continued growth of the combined business.

“As evidenced by its products, technology, people and business trajectory, DVS is an extraordinary company. We are thrilled to have it become part of Fluidigm,” said Gajus Worthington, Fluidigm President and Chief Executive Officer. “2013 was an incredible year for Fluidigm as we took our business and scientific influence to a new level. Now we are doubling our efforts to take our newly combined company and collective capabilities to new heights. Fluidigm now offers a comprehensive portfolio of genomic and proteomic solutions for this new and very exciting field of single-cell biology.”

DVS Sciences, Inc., with its principal operations in Sunnyvale, California, is now a wholly-owned subsidiary of Fluidigm. DVS Sciences Inc., a Canadian corporation with principal operations in Toronto, Ontario, remains a wholly owned subsidiary of DVS Sciences, Inc.

Forward-Looking Statements

This release contains statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Fluidigm’s completed acquisition of DVS Sciences, Inc., the prospects for the combined company, the market opportunity for Fluidigm and DVS Sciences’ products, Fluidigm’s expectations for the development of the single-cell genomics and proteomics markets, the introduction of new products in these markets, and the future growth of our business. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible” and similar expressions are intended to identify forward-looking statements.

Forward-looking statements involve risks and uncertainties related to the respective businesses of Fluidigm, DVS Sciences, and the combined company. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to risks arising from the acquisition, such as our lack of experience in acquiring and integrating new businesses; risks relating to the integration of DVS Sciences’ business and operations with those of Fluidigm; the possibility that we will not realize anticipated revenue and potential operating expense synergies from the proposed acquisition; the possible loss of key employees, customers, or suppliers as a result of uncertainty caused by the announcement of the proposed acquisition; and intellectual property risks arising from the acquisition, including risks relating to maintaining material in-licensed intellectual property rights. In addition, Fluidigm’s business and that of DVS Sciences are subject to numerous additional risks and uncertainties, including, among others, risks relating to market acceptance of our products; our ability to successfully launch new products and applications; competition; our sales, marketing and distribution capabilities; our planned sales, marketing, and research and development activities; reduction in research and development spending or changes in budget priorities by customers; interruptions or delays in the supply of components or materials for, or manufacturing of, our products; seasonal variations in customer operations; unanticipated increases in costs or expenses; and risks associated with international operations. Information on these and additional risks, uncertainties, and other information affecting our business and operating results are contained in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, and our other filings with the Securities and Exchange Commission, including the Registration Statement on Form S-3ASR recently filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Fluidigm Corporation disclaims any obligation to update these forward-looking statements except as may be required by law.

About Fluidigm

Fluidigm (NASDAQ:FLDM) develops, manufactures, and markets microfluidic systems to leading academic institutions, clinical laboratories, and pharmaceutical, biotechnology, and agricultural biotechnology companies in growth markets, such as single-cell genomics, applied genotyping, and sample preparation for targeted resequencing. Fluidigm’s proprietary microfluidic systems consist of instruments and consumables, including 18 different commercial integrated fluidic circuits for nucleic acid analysis, and three families of assay chemistries. These systems are designed to significantly simplify experimental workflow, increase throughput, and reduce costs, while providing the excellent data quality demanded by customers. Fluidigm products are provided: For Research Use Only. Not for use in diagnostic procedures.

Fluidigm and the Fluidigm logo are trademarks or registered trademarks of Fluidigm Corporation.

About DVS Sciences, Inc.

DVS Sciences, Inc. manufactures and globally distributes novel bioanalytical solutions for use in biomarker discovery, biological research and potential future use in clinical applications. The patented multi-parameter technology comprises a high-throughput mass cytometer for quantitative individual cell analysis, CyTOF, and the suite of stable isotope-tagged panel kits and reagents. The CyTOF platform overcomes the limitations of conventional flow cytometry, simplifies sample preparation, and can simultaneously identify up to 100 biomarkers with high resolution and wide dynamic range. CyTOF systems are installed in leading laboratories across the U.S., Canada, Europe and Asia. DVS Sciences has its global headquarters and reagent kit manufacturing in Sunnyvale, California with a R&D and instrument manufacturing facility near Toronto, Canada, and a sales/support office in the UK.

DVS Sciences and CyTOF are trademarks or registered trademarks of DVS Sciences, Inc.

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Contact:

Un Kwon-Casado, CFA

VP, Corporate Development

Fluidigm Corporation

650-266-6035 (office)

un.kwon-casado@fluidigm.com

Howard High

Press Relations

Fluidigm Corporation

650.266.6081 (office)

510.786.7378 (mobile)

howard.high@fluidigm.com